Exhibit 99.1

TALOS ENERGY TO HOST ANALYST & INVESTOR DAY TODAY

Houston, Texas, May 24, 2022 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) will host its first-ever analyst and investor day today at 2:00 PM Eastern Time (1:00 PM Central Time). A live webcast of the event will be available on the Company’s recently updated and relaunched corporate website at https://www.talosenergy.com/investor-relations/events-calendar/. Please allow extra time to visit the website and register for the live webcast, which will also be made available for replay following the event. Presentation materials for the event are currently available on the website.

Key Highlights of the Program will Include:

•	The Company’s differentiated conventional offshore strategy and technical and operational capabilities

•	2022 capital program details and robust project inventory, which includes approximately 100 prospects and more than 1.1 billion barrels of oil equivalent resource potential

•	Focus on ESG and Sustainability including Talos Low Carbon Solutions portfolio

•	Financial terms of the Company’s Bayou Bend CCS joint venture transaction, which implies a gross valuation for the pre-emitter contract, pre-FID project of $100 million

•	Strong expected 2022 free cash flow profile and the Company’s expectation to reach 1.0x leverage by year-end 2022 or sooner

•	Increased long-term (2021-2025) cumulative free cash flow(1) guidance by approximately 50% to over $1.5 billion, roughly equivalent to the Company’s current market capitalization

•	Guest presentations on seismic imaging technology and CCS value chain partnerships from CGG S.A. and EnLink Midstream, LLC, respectively

(1)

Free Cash Flow is a non-GAAP financial measure. See “Non-GAAP Financial Information” below for additional information. Free Cash Flow estimates for the years 2022 through 2025 represent management estimates as of the date of this release and are based on several assumptions and uncertainties. Specifically, these estimates are based on management forecast and current commodity market conditions utilizing Strip pricing and market capitalization as of May 13, 2022; however, commodity prices are highly volatile and any material changes in these assumed prices could materially alter management’s estimates of Free Cash Flow over the applicable periods. These and other risks discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, could cause us to not achieve the estimates set forth above. Figures are presented pre-tax.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of carbon capture and sequestration opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and sequestration initiatives along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will”, “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility due to the continued impact of the coronavirus disease 2019 (“COVID-19”), including any new strains or variants, and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business; the ability or willingness of OPEC and other state-controlled oil companies (“OPEC Plus”), such as Saudi Arabia and Russia, to set and maintain oil production levels; the impact of any such actions; the lack of a resolution to the war in Ukraine and its impact on certain commodity markets; lack of transportation and storage capacity as a result of oversupply, government and regulations; lack of availability of drilling and production equipment and services; adverse weather events, including tropical storms, hurricanes and winter storms; cybersecurity threats; inflation; environmental risks; failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects; the success of the Bayou Bend CCS joint venture project and similar projects; geologic risk; drilling and other operating risks; well control risk; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production; cash flow and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions; the possibility that the anticipated benefits of our acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of acquired assets and operations, and the other risks discussed in Part I, Item 1A. “Risk Factors” of Talos Energy Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022 and Talos Energy Inc’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 5, 2022. Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

Estimates for our future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation, marketing and storage of oil and gas are subject to disruption due to transportation, processing and storage availability, mechanical failure, human error, hurricanes and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

In this release, we use certain broader terms such as “gross resource potential” that the SEC’s guidelines strictly prohibit from inclusion in filings with the SEC. These types of estimates do not represent, and are not intended to represent, any category of reserves based on SEC definitions, are by their nature more speculative than estimates of proved, probable and possible reserves and do not constitute “reserves” within the meaning of the SEC’s rules. These estimates are subject to greater uncertainties, and accordingly, are subject to a substantially greater risk of actually being realized. Investors are urged to consider closely the disclosures and risk factors in the reports we file with the SEC.

NON-GAAP FINANCIAL MEASURES

Projected free cash flow is a non-GAAP financial measure defined by the Company as Adjusted EBITDA less Capital Expenditures, Plugging and Abandonment Expenses and Interest Expense, and is presented before changes in working capital and pre-tax. No reconciliation between projected free cash flow and net cash provided by operating activities is included in this release, however, because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts, and we believe such reconciliation would imply a degree of precision that would be confusing or misleading to investors. In particular, reconciliation of projected free cash flow to net cash provided by operating activities is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures such as the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price and other non-recurring or unusual items such as impairment charges, transaction-related costs and gains or losses on sales of assets. We expect the variability of these items to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002